EXHIBIT 99.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACTS OF 2002

(18 U.S.C. SECTION 1350)

In connection with the accompanying Quarterly Report of Sharps Compliance Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2002  (the “Report”), I, Burt J. Kunik, Chief Executive Officer of the Company, hereby certify that to my knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2002	/s/ Burt J. Kunik
Burt J. Kunik,
Chief Executive Officer

In connection with the accompanying Quarterly Report of Sharps Compliance Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2002  (the “Report”), I, Gary L. Shell, Chief Financial Officer of the Company, hereby certify that to my knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2002	/s/ Gary L. Shell
Gary L. Shell,
Chief Financial Officer